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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference into the Registration Statements on Form S-8 (Nos. 333-17275 and 33-38192) and on Form S-3 (Nos. 333-15753, 333-2716, 333-40693 and 333-44165) of Family Golf Centers, Inc.
(the "Company") of our report dated March 26, 1998 relating to the consolidated financial statements of the Company appearing in the 1997 Annual Report on Form 10-K of the Company.

RICHARD A. EISNER & COMPANY, LLP
New York, New York
March 31, 1998